UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2025

EXOZYMES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42204	83-4550057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Royal Oaks Drive, Suite 106

Monrovia, CA 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 415-1488

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EXOZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, eXoZymes Inc. (the “Company”) increased the compensation due to be provided to Michael Heltzen, the Company’s Chief Executive Officer, upon the recommendation of the Company’s Compensation Committee, as follows: (i) the Company increased Michael Heltzen’s base salary to an annualized rate equal to $450,000.00 in the aggregate, (ii) the Company agreed to grant Michael Heltzen options (the “Options”) to purchase 235,817 shares of its common stock, par value $0.000001 per share (the “Common Stock”), at an exercise price equal to $12.40 per share of Common Stock, and (iii) the Company agreed to pay Michael Heltzen a one-time bonus equal to $250,000.00 in the aggregate.

The Options would vest over a four (4) year period, in equal quarterly installments at the end of each quarter of the calendar year, and the Options would commence vesting on July 1, 2025. The option expires June 29, 2032.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025	EXOZYMES INC.

	By	/s/ Fouad Nawaz
Fouad Nawaz,
Vice President, Finance